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                             CERTIFICATE OF ACCURACY

This is to certify that the translation described below is, to the best of our knowledge and belief, a true and accurate rendition of the original document.

Job Number:                         96282
                                    -----

Job Name:                           WACHTELL, LIPTON, ROSEN & KATZ
                                    ------------------------------

Job Description:                    HR 71699 OCT 20 2006
                                    --------------------

Language from:  SPANISH                     into:  ENGLISH
                -------                            -------

Date:  NOVEMBER 27, 2006                    /S/ PAUL M. MARTINEZ
       ------------------------------------------------------------------------
                                            Paul M. Martinez
                                            Project Manager
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STATE OF NEW YORK, COUNTY OF KINGS

Subscribed and sworn to before me
this date of November 27, 2006



/s/ Robert J. Mazza
NOTARY PUBLIC

               ROBERT J. MAZZA
      Notary Public, State of New York
               No. 02MA5057911
          Qualified in Kings County
      Commission Expires April 1, 2010

            A Member of the International Family of Bowne Companies


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COMISION NACIONAL DEL MERCADO DE VALORES
Paseo de la Castellana, 19
28046 Madrid

                                                      October 19, 2006 - Madrid

Dear Sirs:

         In accordance with the provisions of Stock Exchange Act 24, Art. 82 of Law /1988 July 28, ACCIONA, S.A. declares the following:

                              RELEVANT INFORMATION

         As of September 26, 2006, ACCIONA, S.A. has contracted for financial coverage to neutralize the risk of fluctuation in the price of acquisition from a total of 9.63% of the share capital of ENDESA, S.A. for an average price of
(euro)33.3.

         This information completes the declaration in Relevant Fact No. 71151 dated September 26, 2006.

         Sincerely,

Jorge Vega-Penichet Lopez
Secretary of the Board
ACCIONA, S.A.